Exhibit 99.1

LEASING FUND

TWELVE, LLC

ANNUAL

PORTFOLIO OVERVIEW

2008

LETTER FROM THE CEOs

Dear investor in ICON Leasing Fund Twelve, LLC:

We write to briefly summarize our activity in 2008.  A more detailed analysis, which we encourage you to read, is contained in our Form 10-K.  Our Form 10-K, as well as our other annual, quarterly and current reports are available in the Investor Relation’s section of our website www.iconcapital.com.

As of December 31, 2008, Fund Twelve was in its offering period, having raised $273,127,131 at year end.  At December 31, we invested $201,476,2661 of capital, or 83.91% of capital available for investment, in approximately $343,306,7712 worth of business-essential equipment and corporate infrastructure.  Total distributions as of December 31, 2008 were $18,286,274, with an investor that invested $10,000 at inception receiving $1,554 in distributions. Further, our distribution coverage ratio3 for the period was 148.73%.  As of December 31, Fund Twelve held $44,042,743 of capital available for future investments, maintained a leverage ratio of 0.794 and collected approximately 98.86% of all scheduled rent and loan receivables for the period.

In 2008, we were able to take advantage of the dislocation in the credit markets by making some very favorable investments in business essential equipment and corporate infrastructure.  We purchased, at a discount, a loan to affiliates of Northern Leasing that is secured by a pool of micro-ticket leases, entered into a loan agreement with Appleton,  purchased and leased equipment to Global Crossing, Pliant, EAR and Magnum and purchased and chartered back vessels to AET and Vroon.  The total equity we invested in 2008 was $143,302,7455 and we never went longer than three months without making an investment.

Although 2008 was a challenging year from a macroeconomic perspective, we are pleased to advise that we suffered no material defaults and believe our portfolio is performing very well.  We continue to work with LC Manufacturing, LLC in restructuring its debt and believe that we will be able to recover all amounts due and owing.

As traditional lenders retrench from the market, we believe that there will be many excellent opportunities for us to continue to rapidly deploy our equity in well structured deals secured by business-essential equipment and corporate infrastructure.  Given our investments to date, the strength of the current portfolio and our outlook on the market, we have no reason to believe, at this time, that we will not meet our investment objectives.

We invite you to read through our portfolio overview on the pages that follow and, as always, thank you for entrusting ICON with your investment assets.  We look forward to sharing future successes.

Sincerely,

Michael A. Reisner	Mark Gatto
Co-President and Co-Chief Executive Officer	Co-President and Co-Chief Executive Officer

1 Pursuant to Fund Twelve’s financials, prepared in accordance with US GAAP.
2 Pursuant to Fund Twelve’s financials, prepared in accordance with US GAAP.
3 The ratio of inflows from investments divided by paid distributions.
4 Pursuant to Fund Twelve’s financials, prepared in accordance with US GAAP.  Leverage ratio is defined as total liabilities divided by total equity.
5 Pursuant to Fund Twelve’s financials, prepared in accordance with US GAAP.

ICON LEASING FUND TWELVE, LLC

- Annual Portfolio Overview 2008 -

We are pleased to present ICON Leasing Twelve, LLC’s (the “Fund”) annual Portfolio Overview for 2008.  References to “we”, “us” and “our” are references to the Fund, references to “ICON Capital” or the “Manager” are references to the manager of the Fund, ICON Capital Corp.

The Fund

We raised $347,686,947 commencing with our initial offering on May 7, 2007 through the closing of our offering on April 30, 2009.

Our operating period commenced on May 1, 2009, during which time we will continue to seek to acquire equipment subject to lease or to structure financings secured primarily by equipment.  Cash generated from these investments facilitates distributions to our members.  Availability of cash to be used for reinvestment depends on the requirements for expenses, reserves and distributions to members.

Our operating period is anticipated to continue for a period of five years from the closing of the offering, unless extended at our Manager’s sole discretion.  Following our operating period, we will enter our liquidation period, during which time equipment we own will mature or be sold in the ordinary course of business.

Recent Significant Transactions

Transactions

•
On November 25, 2008, ICON Northern Leasing, LLC (“ICON Northern Leasing”), a joint venture among us, ICON Income Fund Ten, LLC (“Fund Ten”) and ICON Leasing Fund Eleven, LLC (“Fund Eleven”), purchased four promissory notes (the “Notes”) and received an assignment of the underlying Master Loan and Security Agreement dated July 28, 2006. We, Fund Ten and Fund Eleven have ownership interests of 52.75%, 12.25% and 35%, respectively. The aggregate purchase price for the Notes was approximately $31,573,000, resulting in a yield of 21%, and is secured by an underlying pool of leases for credit card machines. The Notes accrue interest at rates ranging from 7.97% to 8.40% per year and require monthly payments ranging from approximately $183,000 to $422,000. The Notes mature between October 15, 2010 and August 14, 2011 and require balloon payments at the end of each note ranging from approximately $594,000 to $1,255,000. Our share of the purchase price of the Notes was approximately $16,655,000 and we paid an acquisition fee to our Manager of approximately $500,000 in connection with this transaction.

•
On February 18, 2009, we, through our wholly-owned subsidiary, ICON Murray, LLC, purchased mining equipment for approximately $3,348,000 that is subject to lease with American Energy Corporation and Ohio American Energy, Incorporated and is guaranteed by Murray Energy Corporation. The lease is set to expire on March 31, 2011.  We paid an acquisition fee to our Manager of approximately $100,000 in connection with this transaction.

•
On March 9, 2009, we, through our wholly-owned subsidiary, ICON Global Crossing IV, LLC (“ICON Global Crossing IV”), purchased telecommunications equipment for approximately $2,694,000 that is subject to lease with Global Crossing Telecommunications, Inc. (“Global Crossing”). The lease expires on March 31, 2012.  In addition, on March 18, 2009, we, through ICON Global Crossing IV, purchased additional telecommunications equipment for approximately $1,165,000 that is subject to a lease with Global Crossing.  The lease expires on March 31, 2012.  We paid acquisition fees to our Manager in the aggregate amount of approximately $116,000 in connection with these transactions.

•
On March 24, 2009, Victorious, LLC (“Victorious”), a Marshall Islands limited liability company that is controlled by the us through our wholly-owned subsidiary, ICON Victorious, LLC (“ICON Victorious”), purchased a new, 300-man accommodation and work barge (the “Barge”) from Swiber Engineering Ltd. (“Swiber”) for $42,500,000.  Simultaneously with the purchase, the Barge was chartered back to Swiber Offshore Marine Pte. Ltd. (the “Charterer”) for 96 months.  The purchase price of the Barge was funded by (i) a $19,125,000 equity investment from ICON Victorious, (ii) a $18,375,000 contribution-in-kind by Swiber and (iii) a subordinated, non-recourse and unsecured $5,000,000 payable.  The payable bears interest at 3.5% per year, accrues interest quarterly and is only required to be repaid after we achieve our minimum targeted return.  At the end of the charter, the Charterer has the option to purchase the Barge for $21,000,000 plus 50% of the difference between the then fair market value less $21,000,000. ICON Victorious is the sole manager of Victorious and holds a senior, controlling equity interest and all management rights with respect to Victorious.  Swiber holds a subordinate, non-controlling equity interest in Victorious and the obligations of the Swiber entities that are parties to the transaction are guaranteed by Swiber’s parent company, Swiber Holdings Limited.  We paid an acquisition fee to our Manager of $1,275,000 in connection with this transaction.

•
On March 31, 2009, ICON Northern Leasing II, LLC, our wholly-owned subsidiary, provided a senior secured loan in the amount of approximately $7,870,000 to Northern Capital Associates XV, L.P. (“NCA XV”) and Northern Capital Associates XIV, L.P. (“NCA XIV”), affiliates of Northern Leasing Systems, Inc., pursuant to a Master Loan and Security Agreement dated March 31, 2009. The loan accrues interest at a rate of 18% per year and is secured by a first priority security interest in an underlying pool of leases for credit card machines of NCA XV, a second priority security interest in an underlying pool of leases for credit card machines of NCA XIV (subject only to the first priority security interest of ICON Northern Leasing) and a limited guaranty of 10% of the loan amount. We paid an acquisition fee to our Manager of approximately $314,000 in connection with this transaction.

•
On April 1, 2009, we, through our wholly-owned subsidiary, ICON Coach, LLC, acquired title to and simultaneously leased back certain buses from CUSA PRTS, LLC (“CUSA”), an affiliate of Coach USA, for the aggregate purchase price of approximately $5,314,000.  The lease is set to expire on March 31, 2014.  We paid an acquisition fee to our Manager of approximately $159,000 in connection with this transaction.

Portfolio Overview

Our equipment portfolio consists of investments that we have made directly as well as those that we have made with our affiliates.  In addition to the recent investments described above, as of December 31, 2008, our equipment portfolio consisted primarily of the following investments:

•
We, through ICON Global Crossing IV, purchased telecommunications equipment for approximately $21,294,000 that is subject to a lease with Global Crossing.  The lease is scheduled to expire on November 30, 2011.  In addition, we, through, ICON Global Crossing IV, own telecommunications equipment subject to a lease with Global Crossing.  The equipment was purchased for approximately $5,939,000 and is subject to a 36-month lease that expires on March 31, 2011.

•
We own two Aframax product tankers that we acquired from Aframax Tanker I AS through our wholly-owned subsidiary, ICON Eagle Holdings, LLC (“ICON Eagle Holdings”).  ICON Eagle Auriga Pte. Ltd. (“ICON Eagle Auriga”), a wholly-owned subsidiary of ICON Eagle Holdings, purchased the M/V Eagle Auriga (the “Eagle Auriga”) for $42,000,000, comprised of $14,000,000 in cash and $28,000,000 in a non-recourse loan.  ICON Eagle Centaurus Pte. Ltd. (“ICON Eagle Centaurus”), also a wholly-owned subsidiary of ICON Eagle Holdings, purchased the M/V Eagle Centaurus (the “Eagle Centaurus”) for $40,500,000, comprised of $13,500,000 in cash and $27,000,000 in a non-recourse loan. The Eagle Auriga and the Eagle Centaurus are subject to 84-month bareboat charters with AET, Inc. Limited (“AET”) that expire on November 14, 2013 and November 13, 2013, respectively.

•
A 95,639 DWT (deadweight tonnage) Aframax product tanker, the M/V Eagle Carina (“Eagle Carina”), was purchased from Aframax Tanker II AS by ICON Eagle Carina Pte. Ltd., a Singapore corporation wholly-owned by ICON Carina Holdings, LLC, a joint venture owned 64.3% by us and 35.7% by Fund Ten.  The Eagle Carina was acquired for $39,010,000, comprised of $12,010,000 in cash and $27,000,000 in a non-recourse loan.  The Eagle Carina is subject to an 84-month bareboat charter with AET that expires on November 14, 2013.

•
A 95,634 DWT (deadweight tonnage) Aframax product tanker, the M/V Eagle Corona (“Eagle Corona”), was purchased from Aframax Tanker II AS by ICON Eagle Corona Pte. Ltd., a Singapore corporation wholly-owned by ICON Corona Holdings, LLC, a joint venture owned 64.3% by us and 35.7% by Fund Ten.  The Eagle Corona was acquired for $41,270,000, comprised of $13,270,000 in cash and $28,000,000 in a non-recourse loan.  The Eagle Corona is subject to an 84-month bareboat charter with AET that expires on November 14, 2013.

•
ICON Pliant, LLC (“ICON Pliant”) acquired from Pliant Corporation (“Pliant”) and simultaneously leased back equipment that manufactures plastic films and flexible packaging for consumer products for a purchase price of $12,115,000.  We and Fund Eleven have ownership interests of 45% and 55% in ICON Pliant, respectively.  The lease expires on September 30, 2013.  On February 11, 2009, Pliant commenced a voluntary Chapter 11 proceeding in U.S. Bankruptcy Court to eliminate all of its high-yield debt.  In connection with this action, Pliant submitted a financial restructuring plan to eliminate its debt as part of a pre-negotiated package with its high yield creditors.  ICON Pliant’s lease is not currently subject to this proceeding.  Pliant has indicated that it will continue to operate in a business-as-usual manner during the restructuring process, and to date have made all rent payments.

•
Bucyrus Erie model 1570 Dragline (the “Dragline”) subject to a 60-month lease with Magnum Coal Company and its subsidiaries which commenced on June 1, 2008.  We, through our wholly-owned subsidiary ICON Magnum, LLC, acquired title to the Dragline for a purchase price of approximately $12,461,000.

•
A one off machine paper coating manufacturing line through ICON Appleton, LLC (“ICON Appleton”), our wholly-owned subsidiary.  ICON Appleton made a secured term loan to Appleton Papers, Inc. (“Appleton”) in the amount of $22,000,000 commencing on November 7, 2008 for a period of 60 months.  On March 26, 2009, the loan and security agreement (the “Loan”) and secured term loan note to Appleton were amended due to a default on one of the covenants in Appleton’s credit facility. As a result of the cross-default provisions of the Loan, the interest on the term note was adjusted to accrue interest at 14.25% per year.

•
Machining and metal working equipment subject to lease with LC Manufacturing, LLC (“LC”) and MW Crow, Inc. (“Crow”), both wholly-owned subsidiaries of MW Universal, Inc (“MWU”).  We acquired the equipment for a purchase price of $18,990,000 and it is subject to a 60-month lease with LC and Crow that commenced on January 1, 2008.  The equipment is comprised of all of LC’s and Crow’s capital assets including, but not limited to, hydraulic presses, stamping equipment, welders, drop hammers, forgers, and other related metal working and plastic injection molding equipment.  On February 2, 2009, Fund Ten, Fund Eleven and IEMC Corp., a subsidiary of our Manager, entered into an amended Forbearance Agreement with MWU, LC, Crow and seven other subsidiaries of MWU with respect to certain lease defaults.  In consideration for restructuring LC’s lease payment schedule, we received, among other things, a warrant to purchase 10% of the outstanding stock of LC at an exercise price of $0.01 per share, exercisable for a period of five years from the grant date.

•
ICON EAR, LLC (“ICON EAR”), acquired and simultaneously leased back semiconductor manufacturing equipment to Equipment Acquisition Resources, Inc. (“EAR”).  We paid approximately $3,814,000 for our interest in the equipment. ICON EAR also acquired and simultaneously leased back to EAR semiconductor manufacturing equipment for a total purchase price of $8,794,500.  The equipment consists of silicone wafer slicers, dicers, backgrinders, lappers, and polishers that are designed to size microchips from embryo wafers.  We and Fund Eleven have ownership interests of 55% and 45%, respectively.  The leases commenced on July 1, 2008 and will continue for a period of 60 months.

•
A 51% interest in one Aframax 98,507 DWT (deadweight tonnage) product tanker – the Mayon Spirit.  We acquired our interest in the vessel through a joint venture with an affiliate, Fund Ten.  The purchase price of the Mayon Spirit was approximately $40,250,000, comprised of approximately $15,312,000 in cash, paid in the form of a capital contribution to the joint venture, and a non-recourse loan in the amount of approximately $24,938,000.  Simultaneous with the purchase of the Mayon Spirit, the vessel was bareboat chartered back to an affiliate of Teekay Corporation (“Teekay”).  The 48-month bareboat charter with Teekay is scheduled to expire in July 2011.

•
Auto parts manufacturing equipment purchased from Sealynx Automotive Transieres SAS (“Sealynx”) that was simultaneously leased back to Sealynx.  We paid approximately $11,626,000 for the equipment.  The base lease term is 60 months and commenced on March 3, 2008.  The equipment consists of all of Sealynx’s machinery in its operating facility including its mixing, extrusion and pressing machinery.  As additional security, we received a first lien on Sealynx’s real property located in Transieres, France.

•
Two handy-size vessels that hold 1,500 TEU (twenty-foot equivalent unit) containers from the Vroon Group B.V. (“Vroon”) through our wholly-owned subsidiaries ICON Arabian Express, LLC (“ICON Arabian”) and ICON Aegean Express, LLC (“ICON Aegean”, together with ICON Arabian, collectively, the “Vessels”).  We acquired the Vessels by making a cash payment of approximately $6,150,000 per vessel and a non-recourse loan in the amount of approximately $19,350,000 per vessel.  The total aggregate purchase price of the Vessels was $51,000,000.  We have a 72-month bareboat charter for the Vessels with a subsidiary of Vroon that commenced on April 24, 2008.  All obligations of the charterer under the respective bareboat charter are guaranteed by Vroon.

10% Status Report

As of December 31, 2008, there were no individual assets that constituted at least 10% of the aggregate purchase price of our equipment portfolio.  However, the four vessels that are subject to bareboat charters with AET and the two vessels that are subject to bareboat charters with a subsidiary of Vroon constitute the largest individual assets in our portfolio, with each vessel constituting between approximately 5.7% and approximately 9.6% of the aggregate purchase price of our equipment portfolio.  All of the vessels are scheduled to remain on bareboat charter during the next year.

Distribution Analysis

During the reporting period, we continued to make monthly distributions at a rate of 9.65% per annum.  As the equity is invested, cash from operations will continue to increase. From the inception of the offering period, we have made 21 monthly distributions to our members.  From the commencement of operations through December 31, 2008, we paid our members approximately $18,295,607 in cash distributions. As of December 31, 2008, a $10,000 investment made at the initial closing would have received $1,554 in cumulative distributions representing a return of approximately 15% of such initial investment.

Source of Distributions

	Cash from current period operations (1)	Cash accumulated from operations of prior periods	Cash from current period disposition of assets	Capital contributions used to establish the initial reserve	Total distributions

For the year ended
December 31, 2008	$16,234,591	$-	$-	$-	$16,234,591

(1)	Included in cash generated from operations are distributions received from joint ventures and the repayment of the Solydra notes receivable.

Transactions with Related Parties

We have entered into certain agreements with our Manager and with ICON Securities Corp. (“ICON Securities”), a wholly-owned subsidiary of our Manager, whereby we pay certain fees and reimbursements to those parties.  Our Manager is entitled to receive an organizational and offering expense allowance of 3.5% of capital raised up to $50,000,000, 2.5% of capital raised between $50,000,001 and $100,000,000, 1.5% of capital raised between $100,000,001 and $200,000,000, 1.0% of capital raised between $200,000,001 and $250,000,000 and 0.5% of capital raised over $250,000,000.  ICON Securities is entitled to a 2% underwriting fee from the gross proceeds from sales of shares to additional members.

In accordance with the terms of our Limited Liability Company Agreement, we pay or paid our Manager (i) management fees ranging from 1% to 7% based on the type of transaction and (ii) acquisition fees, through the end of the operating period, of 3% of the gross value of our investments, which is the price paid by, or on behalf of us, including the cash paid, indebtedness incurred, assumed or to which our gross revenues from the investment are subject, or the value of the equipment secured by or subject to such investment, and the amount of the related acquisition fees on such investment, plus that portion of the reasonable, necessary and actual expenses incurred by our Manager or any of its affiliates in making investments on an arm’s length basis with a view to transferring such investments to us, which is allocated to the investments in question in accordance with allocation procedures employed by our Manager or such affiliate from time to time and within generally accepted accounting principles.  In addition, our Manager will be reimbursed for administrative expenses incurred in connection with our operations.

Our Manager performs certain services relating to the management of our equipment leasing and financing activities.  Such services include the collection of lease payments from the lessees of the equipment, re-leasing services in connection with equipment which is off-lease, inspections of the equipment, liaise with and general supervision of lessees to assure that the equipment is being properly operated and maintained, monitoring performance by the lessees of their obligations under the leases and the payment of operating expenses.

Administrative expense reimbursements are costs incurred by the Manager or its affiliates that are necessary to our operations.  These costs include our Manager’s and its affiliates’ legal, accounting, investor relations and operations personnel, as well as professional fees and other costs, that are charged to us based upon the percentage of time such personnel dedicate to us.  Excluded are salaries and related costs, travel expenses and other administrative costs incurred by individuals with a controlling interest in the Manager.

Our Manager also has a 1% interest in our profits, losses, distributions and liquidation proceeds.  We paid distributions to the Manager of $162,440 and $20,561 for the years ended December 31, 2008 and 2007, respectively.  Our Manager’s interest in our net income for the years ended December 31, 2008 and 2007 was $59,426 and $1,169, respectively.

Fees and other expenses paid or accrued by us to our Manager or its affiliates for the year ended December 31, 2008 and 2007 were as follows:

				For the Period from
				May 25, 2007
				(Commencement of
			Year Ended	Operations) through
Entity	Capacity	Description	December 31, 2008	December 31, 2007
ICON Capital Corp.	Manager	Organizational and
		offering expenses (1)	$2,273,874	$2,841,757
ICON Securities Corp.	Managing broker-dealer	Underwriting fees (1)	$3,458,030	$1,849,163
ICON Capital Corp.	Manager	Acquisition fees (2)	$7,905,969	$2,090,934
ICON Capital Corp.	Manager	Administrative expense
		reimbursements (3)	$2,705,118	$1,346,866
ICON Capital Corp.	Manager	Management fees (3)	$1,474,993	$178,289

(1) Amount charged directly to members' equity.
(2) Amount capitalized and amortized to operations over the estimated service period in accordance with the LLC's accounting policies.
(3) Amount charged directly to operations.

At December 31, 2008, we had a payable due to our Manager and certain of our Manager’s affiliates of $1,608,556 related to administrative expense reimbursements.  At December 31, 2007, we had a net payable to our Manager and its affiliates of $246,926 relating to administrative expenses and organizational and offering fees due to our Manager and underwriting fees due to ICON Securities.  Members may obtain a summary of administrative expense reimbursements upon request.

Your participation in the Fund is greatly appreciated and we look forward to sharing continued successes.

We are committed to protecting the privacy of our investors in compliance with all applicable laws. Please be advised that, unless required by a regulatory authority such as the FINRA or ordered by a court of competent jurisdiction, we will not share any of your personally identifiable information with any third party.

ICON Leasing Fund Twelve, LLC
(A Delaware Limited Liability Company)
Consolidated Balance Sheets

Assets

	December 31,
	2008	2007
Current assets
Cash and cash equivalents	$45,408,378	$22,154,903
Current portion of net investment in finance leases	6,175,219	4,011,408
Current portion of notes receivable	17,058,414	-
Other current assets	2,086,195	128,945

Total current assets	70,728,206	26,295,256

Non-current assets
Net investment in finance leases, less current portion	20,723,514	17,610,522
Leased equipment at cost (less accumulated depreciation of
$14,178,194 and $1,823,881, respectively)	302,253,674	65,809,766
Notes receivable	35,641,940	4,087,568
Investment in joint venture	5,374,899	-
Derivative instrument	92,388	-
Due from Manager and affiliates	1,919,144	-
Other non-current assets, net	2,759,899	439,077

Total non-current assets	368,765,458	87,946,933

Total Assets	$439,493,664	$114,242,189

Liabilities and Members' Equity
Current liabilities
Current portion of non-recourse long-term debt	$29,073,897	$4,913,501
Derivative instruments	5,431,968	686,176
Deferred revenue	4,239,257	541,830
Due to Manager and affiliates	1,608,556	246,926
Accrued expenses and other current liabilities	2,046,343	134,620

Total current liabilities	42,400,021	6,523,053

Non-current liabilities
Non-recourse long-term debt, less current portion	133,501,171	17,566,769

Total Liabilities	175,901,192	24,089,822

Minority Interest	40,104,742	10,862,758

Commitments and contingencies (Note 16)

Members' Equity
Manager	(121,406)	(18,392)
Additional Members	229,360,768	79,657,951
Accumulated other comprehensive loss	(5,751,632)	(349,950)

Total Members' Equity	223,487,730	79,289,609

Total Liabilities and Members' Equity	$439,493,664	$114,242,189

ICON Leasing Fund Twelve, LLC
(A Delaware Limited Liability Company)
Consolidated Statements of Operations

	Years Ended December 31,
	2008	2007

Revenue:
Rental income	$22,940,645	$3,745,463
Finance income	3,695,178	762,779
Income from investment in joint venture	325,235	-
Interest and other income	2,385,444	322,073

Total revenue	29,346,502	4,830,315

Expenses:
Management fees - Manager	1,474,993	178,289
Administrative expense reimbursements - Manager	2,705,118	1,346,866
General and administrative	1,350,134	161,497
Interest	3,086,275	704,418
Loss on financial instruments	27,433	-
Other financial loss	28,062	25,024
Depreciation and amortization	12,875,095	1,860,863

Total expenses	21,547,110	4,276,957

Income before minority interest	7,799,392	553,358

Minority interest	(1,856,812)	(436,506)

Net income	$5,942,580	$116,852

Net income allocable to:
Additional Members	$5,883,154	$115,683
Manager	59,426	1,169

	$5,942,580	$116,852

Weighted average number of additional shares of
limited liability company interests outstanding	181,777	47,186

Net income per weighted average additional share of
limited liability company interests	$32.36	$2.45

ICON Leasing Fund Twelve, LLC
(A Delaware Limited Liability Company)
Consolidated Statements of Changes in Members' Equity

	Additional Shares of			Accumulated
	Limited Liability Company	Additional		Other Comprehensive	Total Members'
	Interests	Members	Manager	Loss	Equity
Opening balance, October 3, 2006	-	$-	$-	$-	$-

Proceeds from issuance of additional shares
of limited liability company interests	1	1,000	-	-	1,000
Proceeds from issuance of share of limited
liability company interests to the Manager	-	-	1,000	-	1,000

Balance, December 31, 2006	1	1,000	1,000	-	2,000

Net income		115,683	1,169		116,852
Change in valuation of
interest rate swap contracts				(349,950)	(349,950)
Comprehensive loss					(233,098)
Proceeds from issuance of additional shares
of limited liability company interests	93,805	93,670,295	-	-	93,670,295
Redemption of additional share
of limited liability company interests	(1)	(1,000)			(1,000)
Sales and offering expenses	-	(12,087,572)	-	-	(12,087,572)
Cash distributions to members	-	(2,040,455)	(20,561)	-	(2,061,016)

Balance, December 31, 2007	93,805	79,657,951	(18,392)	(349,950)	79,289,609

Net income		5,883,154	59,426	-	5,942,580
Change in valuation of
derivative instruments				(4,455,706)	(4,455,706)
Currency translation adjustment				(945,976)	(945,976)
Comprehensive income					540,898
Proceeds from issuance of additional shares
of limited liability company interests	180,184	179,455,836			179,455,836
Sales and offering expenses		(19,564,022)			(19,564,022)
Cash distributions to members	-	(16,072,151)	(162,440)	-	(16,234,591)

Balance, December 31, 2008	273,989	$229,360,768	$(121,406)	$(5,751,632)	$223,487,730

ICON Leasing Fund Twelve, LLC
(A Delaware Limited Liability Company)
Consolidated Statements of Cash Flows

	Years Ended December 31,
	2008	2007

Cash flows from operating activities:
Net income	$5,942,580	$116,852
Adjustments to reconcile net income to net cash provided by
operating activities:
Rental income paid directly to lenders by lessees	(11,314,201)	(3,261,468)
Finance income	(3,695,178)	(762,779)
Income from investment in joint venture	(325,235)	-
Depreciation and amortization	12,875,095	1,860,863
Interest expense on non-recourse financing paid directly
to lenders by lessees	2,944,076	674,781
Interest expense from amortization of debt financing costs	142,199	18,436
Other income	18,375	-
Minority interest	1,856,812	436,506
Loss on financial instruments	55,495	-
Changes in operating assets and liabilities:
Collection of finance leases	9,244,453	1,142,760
Other assets, net	(4,636,009)	(164,163)
Accrued expenses and other current liabilities	1,194,823	132,620
Deferred revenue	(1,342,076)	541,830
Due to/from Manager and affiliates, net	397,763	246,926
Distributions to/from minority interest holders and joint venture	(455,025)	-

Net cash provided by operating activities	12,903,947	983,164

Cash flows from investing activities:
Purchase of equipment	(120,866,253)	(53,198,793)
Investment in joint venture	(5,615,735)	-
Distributions received from joint venture	240,836	-
Investment in leases and equipment to be leased	-	(823,875)
Investment in notes receivable	(38,599,487)	(4,328,300)
Repayment of note receivable	5,697,874	-

Net cash used in investing activities	(159,142,765)	(58,350,968)

Cash flows from financing activities:
Proceeds from non-recourse long-term debt	27,000,000	-
Issuance of additional shares of limited liability company interests,
net of sales and offering expenses	159,891,814	81,581,723
Distributions to minority interest holders and joint ventures	(1,163,445)	-
Cash distributions to members	(16,234,591)	(2,061,016)

Net cash provided by financing activities	169,493,778	79,520,707

Effects of exchange rates on cash and cash equivalents	(1,485)	-

Net increase in cash and cash equivalents	23,253,475	22,152,903

Cash and cash equivalents, beginning of the year	22,154,903	2,000

Cash and cash equivalents, end of the year	$45,408,378	$22,154,903

ICON Leasing Fund Twelve LLC
(A Delaware Limited Partnership)
Consolidated Statements of Cash Flows

	Years Ended December 31,
	2008	2007

Supplemental disclosure of non-cash investing and financing activities:
Principal and interest paid on non-recourse long-term debt
paid directly to lenders by lessees	$11,314,201	$3,128,000

Equipment purchased with non-recourse long-term debt paid directly by lender	$121,699,640	$24,938,433

Minority interest contributions in joint ventures	$28,548,220	$10,762,478

Forward-Looking Information – Certain statements within this document may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”).  These statements are being made pursuant to the PSLRA, with the intention of obtaining the benefits of the “safe harbor” provisions of the PSLRA, and, other than as required by law, we assume no obligation to update or supplement such statements.  Forward-looking statements are those that do not relate solely to historical fact.  They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events.  You can identify these statements by the use of words such as “may,” “will,” “could,” “anticipate,” “believe,” “estimate,” “expects,” “continue,” “further,” “plan,” “seek,” “intend,” “predict” or “project” and variations of these words or comparable words or phrases of similar meaning.  These forward-looking statements reflect our current beliefs and expectations with respect to future events and are based on assumptions and are subject to risks and uncertainties and other factors outside our control that may cause actual results to differ materially from those projected.  We undertake no obligation to update publicly or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

Additional Required Disclosure

To fulfill our promises to you we are required to make the following disclosures when applicable:

A detailed financial report on SEC Form 10-Q or 10-K (whichever is applicable) is available to you.  It is typically filed either 45 or 90 days after the end of a quarter or year, respectively.  Usually this means a filing will occur on or around March 30, May 15, August 15, and November 15 of each year.  It contains financial statements and detailed sources and uses of cash plus explanatory notes.  You are always entitled to these reports.  Please access them by:

•	Visiting www.iconcapital.com

or

•	Visiting www.sec.gov

or

•	Writing us at: Angie Seenauth c/o ICON Securities Corp., 120 Fifth Avenue, 8th Floor, New York, NY 10011

We do not distribute these reports to you directly in order to keep our expenses down as the cost of mailing this report to all investors is significant.  Nevertheless, the reports are immediately available upon your request.